Exhibit 99.04
Southern Company
EPS Earnings Analysis
Three Months Ended March 2012

Cents	Description

5¢	Retail Revenue Impacts

(8)	Weather

(1)	Non-Fuel O&M

(2)	Depreciation & Amortization

(6)¢	Total Traditional Operating Companies

(1)	Southern Power

(1)	Increase in Shares

(8)¢	Total Change in YTD EPS

Notes
-	Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-Q.